Exhibit 10.33

ESOP PLEDGE AND SECURITY AGREEMENT

     This ESOP PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”), dated as of October 1, 2004, is made by GOLD BANC CORPORATION INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (“Pledgor”), for the benefit of BANK ONE, NA, a national banking association with its principal place of business at 120 South LaSalle Street, Chicago, Illinois 60603 (“Bank”).

R E C I T A L S:

     A.         Pledgor is an employee stock ownership plan as such term is defined under Sections 401(a) and 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established by Gold Banc Corporation, Inc., a Kansas corporation (the
“Company”).

      B.         Pledgor desires to borrow from Bank up to an aggregate principal sum of $10,050,000 in accordance with the terms of, and subject to the conditions set forth in, that certain Loan Agreement, of even date herewith, by and between Bank and Pledgor (as amended, restated, or modified from time to time, the “Loan Agreement”), and the other documents and instruments entered into, or delivered in connection with, or relating to, the Loan Agreement (collectively, the “Loan Documents”).

      C.         Pledgor wishes to execute and deliver this Pledge Agreement to secure the obligations of Pledgor under the Loan Agreement. The execution and delivery of this Pledge Agreement is a condition precedent to the effectiveness of the Loan Agreement.

      D.         The loans extended by Bank to Pledgor pursuant to the Loan Agreement and Note are without recourse against Pledgor pursuant to Treasury Regulation Section 54.4975-7(b)(5).

     NOW, THEREFORE, to induce Bank to advance funds to Pledgor as described in the Loan Agreement, and in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

     Section 1.   Grant of Security Interest; Release of Collateral.

               (a)     Definitions.

               (i)       “Pledged Stock” shall mean, with respect to each Loan made or to be made to Pledgor under the Loan Agreement: (A) all of the shares of the Company’s common stock purchased by Pledgor with the proceeds of such Loan (or with respect to any Refinancing Loan, all of the shares of the Company’s common stock that were collateral for the loan being refinanced thereby); (B) certificates representing the shares of capital stock described in (A) above; (C) duly executed and undated irrevocable stock powers for the capital stock described in (A) above, in form and content satisfactory to Bank, and all requisite federal and state stock transfer tax stamps, if any

                (ii)       “Pledged Security” shall mean, with respect to each Loan, the applicable Pledged Stock and all income and profits thereof, all dividends and other distributions thereon, all substitutions thereof, all additions thereto, all proceeds thereof, and all rights, benefits and privileges pertaining to, or arising from, such Pledged Stock.

                (iii)       “Refinancing Loan” means a Loan the proceeds of which are being used to refinance a prior “exempt loan” (as such term is defined in Treasury Regulation §54.4975-7(b)).

                (iv)       All capitalized terms used, but not defined, in this Pledge Agreement have the meanings ascribed to such terms in the Loan Agreement.

                (b)       Grant of Security Interest. As security for the Obligations under, or related to, each Loan, Pledgor hereby pledges, and grants to Bank a first priority security interest in, and hereby transfers and delivers to Bank: (i) the Pledged Stock purchased by Pledgor with the proceeds of such Loan, and the Pledged Security related thereto; or (ii) with respect to any Loan which is a Refinancing Loan, the collateral for the loan being refinanced by such Refinancing Loan (to the extent such collateral is and was proper collateral for such loan under Treasury Regulation §54.4975-7(b)) and the Pledged Security relating thereto. For purposes of determining the grant of security interest herein, each Loan under the Loan Agreement shall be deemed a separate loan, and the collateral for each Loan shall be solely: (x) the Pledged Stock that was purchased with the proceeds of such Loan (and the other Pledged Security related to such Pledged Stock); or (y) in the case of a Refinancing Loan, the collateral for the loan being refinanced by such Refinancing Loan (and the other Pledged Security related to such collateral).

                (c)       Deliveries. Schedule A hereto sets forth the Pledged Stock that secures the Loans under the Loan Agreement. Contemporaneously herewith, Pledgor shall deliver to Bank the original certificate or certificates representing the Pledged Stock, together with stock powers executed in blank.

                (d)       Annual Release of Shares. Within 45 days after the end of each fiscal year of Borrower (each, a “Fiscal Year”), Bank shall release and deliver to the trustee of Pledgor shares of Pledged Stock calculated in accordance with this paragraph. A separate calculation and release of shares shall be made with respect to each Loan and the Pledged Stock relating to each Loan. For each Loan, a release fraction (“Release Fraction”) shall be calculated as follows: (i) the numerator of the fraction shall be the amount of principal and interest paid or accrued on the Loan during the Fiscal Year then ended, and (ii) the denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid by the Borrower under the Loan for all Fiscal Years after the Fiscal Year for which the calculation is being made. For purposes of calculating the Release Fraction, the interest rate to be paid in future Fiscal Years shall be assumed to be equal to the interest rate on the Loan applicable as of the last day of the Fiscal Year for which a calculation is being made. With respect to the Pledged Stock securing each Loan, the amount of stock to be released shall be calculated by multiplying: (x) the number of shares of such Pledged Stock held immediately prior to any release; by (y) the applicable Release Fraction. Any shares released pursuant to this section will no longer be

Pledged Stock under the terms of this Pledge Agreement, and Pledgor will have, among other things, the right to transfer the released shares to its participants.

       Section 2.    Obligations. The obligations secured by this Pledge Agreement are the following, with respect to each Loan under the Loan Agreement (referred to collectively as the “Obligations”):

               (a)        all obligations and agreements of Pledgor relating to the Loan (including, but not limited to, all of the Borrower’s Liabilities and the payment of all indebtedness of Pledgor in respect of the Loan, and the obligations and agreements relating thereto and to the Pledged Security with respect to same under the Loan Agreement, the Note, and this Pledge Agreement);

               (b)        all principal, interest and other amounts due to Bank under the Note, to the extent related to the Loan;

               (c)        all sums advanced by, or on behalf of, Bank in connection with, or relating to, the Note or the Pledged Security relating to the Loan, including, but not limited to, any and all sums advanced to preserve the applicable Pledged Security or to perfect Bank’s security interest in the applicable Pledged Security (referred to collectively as the “Advanced Sums”); and

               (d)         in the event of any proceeding to enforce the Loan Agreement, this Pledge Agreement, the Note, the Advanced Sums, or any of them, as they may relate to the Loan or the applicable Pledged Security, or to preserve and protect Bank’s rights under the Loan Agreement, the Note, this Pledge Agreement or any other agreement, document or instrument as they may relate to the Loan or the Pledged Security, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Security securing the Loan, or of any exercise by Bank of its rights under the Loan Agreement or this Pledge Agreement relating to the Loan or any security therefor, together with reasonable attorneys’ fees, expenses and court costs.

      Section 3.     Additional Terms.

               (a)        Subject to Treasury Regulation Section 54.4975-7(b)(5), Pledgor agrees that Bank shall have full and irrevocable right, power and authority to collect, withdraw or receive any and all amounts due or to become due and payable upon, in connection with, or relating to, the Pledged Security, to execute any withdrawal receipts respecting the Pledged Security and to endorse the name of Pledgor on any or all documents, instruments or commercial paper given in payment thereof, and at Bank’s discretion to take any other action, including, but not limited to, the transfer of any Pledged Security into Bank’s own name or the name of any nominee for Bank, which Bank may reasonably deem necessary or appropriate to preserve or protect Bank’s interest in any of the Pledged Security.

               (b)        With respect to each Loan, unless a Default shall have occurred, Pledgor shall be entitled to vote any and all shares of the Pledged Stock securing such Loan and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by Pledgor that would violate or be inconsistent with any of the terms of the Loan Agreement, the Note or this Pledge Agreement, or that would have the effect of impairing the position or interests of Pledgor or any holder of the Note. Subject to Treasury Regulation Section 54.4975-7(b)(5), with respect to each Loan, all such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease (with respect to the applicable Pledged Stock) upon the occurrence of a Default under such Loan, and thereafter only Bank (or its nominees) shall be entitled to exercise all such rights with respect to the Pledged Stock securing such Loan (irrespective of whether transferred into the name of Bank or its nominees).

               (c)        With respect to each Loan, unless a Default shall have occurred, all dividends and other distributions payable in respect of the Pledged Security securing such Loan shall be paid to Pledgor. With respect to each Loan, upon the occurrence of a Default, all such dividends and other distributions and payments on the Pledged Security securing such Loan shall be paid to only to Bank (or its nominees). Subject to Treasury Regulation Section 54.4975-7(b)(5), with respect to each Loan, after a Default shall have occurred, all such amounts paid in respect of the Pledged Security securing such Loan shall, until paid or delivered to Bank, be held in trust for the benefit of Bank as additional Pledged Security to secure the Obligations relating to the specific Loan secured by such Pledged Security.

      Section 4.     Representations and Warranties. Pledgor represents and warrants, as of the date hereof, and as of the date of each Additional Loan and as of the date of each purchase and delivery of Pledged Stock to Bank hereunder, that:

               (a)        Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Stock, subject to no Lien, except the security interest created by this Pledge Agreement or otherwise in favor of Bank.

               (b)        The Pledged Stock is genuine and in all respects represents what it purports to be and all the shares of the Pledged Stock have been duly and validly issued, and are fully paid and non-assessable.

               (c)        The pledge, assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement creates a valid perfected security interest in the Pledged Stock, and the proceeds thereof, subject to no Lien or to any agreement purporting to grant to any third party a Lien in the assets of Pledgor that would include any of the Pledged Stock (except as may exist in favor of Bank).

               (d)        Pledgor has full right, power and authority to enter into, to execute and to deliver this Pledge Agreement and this Pledge Agreement is binding upon, and enforceable against Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and general principles of equity.

      Section 5.     Covenants. Pledgor further agrees that:

               (a)        Except as otherwise expressly permitted by this Pledge Agreement, Pledgor will not sell, assign, redeem, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Security, nor will it create, incur or permit to exist any Lien with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof, except for the security interest provided by this Pledge Agreement.

               (b)        Pledgor will at all times defend Bank’s right, title and security interest in and to the Pledged Security and the proceeds thereof against any and all claims and demands of any person adverse to the claims of Bank.

               (c)        Pledgor will take such action and execute such documents as Bank may from time to time request relating to the Pledged Security or the proceeds thereof, including, but not limited to, the filing of UCC-1 financing statements, in form reasonably satisfactory to Bank and its counsel, with the Secretary of State of any state reasonably requested by Bank, in favor of Bank with respect to the Pledged Security and the proceeds thereof.

               (d)        Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the Pledged Security, including, but not limited to, the Obligations described in Section 2(c) and Section 2(d) above. In case of failure by Pledgor to pay any such fees, assessments, charges or taxes, Bank shall have the right, but shall not be obligated, to pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Pledgor to Bank immediately upon demand together with interest at the applicable rate set forth in the Note from the date of disbursement by Bank to the date of payment by Pledgor.

      Section 6.      Default. With respect to each Loan and the Pledged Security relating thereto, Pledgor shall be in default under this Pledge Agreement, upon the occurrence of any one or more of the following events or conditions (each a “Default”):

               (a)        any “Default” under the terms of and as defined in the Loan Agreement (provided that to the extent such “Defaults” are defined by reference to any Loan or the Pledged Security relating thereto, such Default shall only occur upon such events occurring with respect to such Loan or Pledged Security);

               (b)        nonpayment of any of the Obligations relating to such Loan or the Pledged Security relating thereto when due (subject to any grace or cure periods provided in the Loan Agreement), whether by acceleration or otherwise; and

               (c)        the claim or creation of any Lien upon any of the Pledged Security securing such Loan or the making of any levy, judicial seizure, or attachment thereof or thereon.

      Section 7.      Rights of Parties upon Default.

               (a)        With respect to each Loan and the Pledged Security related thereto, in the event of the occurrence of a Default, in addition to all the rights, powers and remedies Bank shall be entitled to exercise, whether vested in Bank by the terms of this Pledge Agreement, the Loan

Agreement or the Note, or by law, equity or statute (including, but not limited to, Article 9 of the Illinois Uniform Commercial Code) or otherwise, for the protection and enforcement of its rights in respect of the Pledged Security, Bank shall be entitled to, without limitation (but is under no obligation to Pledgor so to do):

                     (i)        transfer all or any part of the Pledged Security securing the applicable Loan into Bank’s name or the name of its nominee or nominees;

                     (ii)        after first obtaining all necessary regulatory approvals, vote all or any part of the Pledged Security securing the applicable Loan (whether or not transferred into the name of Bank or any nominee) and give all consents, waivers and ratifications in respect of such Pledged Security and otherwise act with respect thereto as though it were the outright owner thereof;

                      (iii)      at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Security securing the applicable Loan, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as Bank in its absolute discretion may determine, provided that unless, in the sole discretion of Bank, any of such Pledged Security threatens to decline in value or is or becomes a type sold on a recognized market, Bank will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made, and any such Pledged Security remaining after any sale or other disposition shall remain subject to the terms of this Pledge Agreement; and

                      (iv)      collect any and all money due or to become due and enforce in Pledgor’s name all rights with respect to the Pledged Security securing the applicable Loan.

For purposes of this Section, any requirements of reasonable notice shall be met if such notice is mailed to Pledgor in accordance with the notice requirements set forth in the Loan Agreement, at least ten (10) days before the time of the sale or disposition. Any sale of any of the Pledged Security conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Security shall be deemed to be commercially reasonable.

               (b)        Unless prohibited by law, Pledgor agrees to give Bank, any prospective purchaser (pursuant to Section 7(a)(iii) above) of the Pledged Security and their respective representatives, full access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) relating to or concerning Pledgor.

               (c)        Notwithstanding anything contained herein to the contrary, pursuant to Treasury Regulation Section 54.4975-7(b)(6), with respect to each Loan (and the Pledged Security securing such Loan), Pledgor may only execute on and otherwise assert its rights with respect to so much of the Pledged Security that has a value not to exceed the amount of the default.

       Section 8.      Remedies Cumulative. Each right, power and remedy of Bank provided in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of all such other rights, powers or remedies, and no failure or delay on the part of Bank to exercise any such right, power or remedy shall operate as a waiver thereof.

       Section 9.      Waiver of Defenses. No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce, any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect to the Obligations or any security agreement securing the Obligations shall affect the rights of Bank in the Pledged Security.

       Section 10.    Other Waivers. Waiver by Bank of any Default hereunder, or of any breach of the provisions of this Pledge Agreement by Pledgor, or any right of Bank hereunder, shall not constitute a waiver of any other Default or breach or right, nor the same Default or breach or right on a future occasion.

       Section 11.    Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

       Section 12.    Pledgor’s Obligations Absolute. The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Note, the Loan Agreement, the Guarantee or any document or instrument provided for herein or therein or related thereto (other than amendments or modifications of this Agreement to the extent that they expressly provide for such release, discharge or impairment), or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Pledge Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Company, Pledgor, Guarantor or any of their properties or creditors; or (d) any limitation on Company’s, Pledgor’s or Guarantor’s liabilities or obligations under any such instrument or any invalidity or unenforceability in whole or in part of any such document or instrument or any term thereof; whether or not Pledgor shall have notice or knowledge of the foregoing.

       Section 13.    Termination. This Pledge Agreement shall terminate upon the receipt by Bank of evidence satisfactory to Bank, in Bank’s sole and absolute discretion, of the payment in full of the Obligations and the termination of all commitments under the Loan Agreement. At the time of such termination, Bank, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement and any necessary documents to release any UCC-1 financing statements filed in connection with the Pledged Security, and will duly assign, transfer and deliver to Pledgor such of the Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

       Section 14.    Further Assurances. Pledgor, at its expense, will duly execute, acknowledge and deliver all such instruments and take all such action as Bank from time to time may reasonably request in order further to effectuate the purposes of this Pledge Agreement and to carry out the terms hereof. Pledgor, at its expense, will at all times cause this Pledge Agreement (or a proper notice or statement, in respect hereof) to be duly recorded, published and filed and rerecorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of Bank hereunder.

       Section 15.    Notices. All communications provided for or related hereto shall be given in accordance with the notice requirements of the Loan Agreement.

       Section 16.    Amendments. Any term of this Pledge Agreement may be amended only with the written consent of Pledgor and Bank. Any amendment effected in accordance with this Section shall be binding upon the holder of the Note at the time outstanding, each future holder of the Note and Pledgor.

       Section 17.     Assigns. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Pledged Security shall inure to the benefit of Bank and its successors and assigns, and shall be binding on Pledgor and Pledgor’s successors and assigns; provided, however, Pledgor may not assign or otherwise transfer its rights or liabilities hereunder or to any of the Pledged Security without the prior written consent of Bank.

       Section 18.     Miscellaneous. This Pledge Agreement embodies the entire agreement and understanding between Bank and Pledgor relating to the Pledged Security. The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Pledgor acknowledges that this Pledge Agreement is and shall be effective upon execution by Pledgor and delivery to and acceptance hereof by Bank, and it shall not be necessary for Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to Pledgor.

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     THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOANS REFERENCED HEREIN ARE TO BE FUNDED AND REPAID AT, AND THIS PLEDGE AGREEMENT IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS PLEDGE AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER AGREEMENT IS EXECUTED OR DELIVERED; (iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH AGREEMENT IS MADE OR REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH AGREEMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE PLEDGOR RECOGNIZES THAT THE BANK’S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE PLEDGOR IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE PLEDGOR IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AND/OR THE LOANS REFERENCED HEREIN MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK’S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE PLEDGOR MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE PLEDGOR OR THE BANK. THE PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS PLEDGE AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. THE PLEDGOR FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY THE PLEDGOR AND THE PLEDGOR’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS PLEDGE AGREEMENT AND TO ENTER INTO THE OTHER LOAN DOCUMENTS, AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS FULLY INCORPORATED THEREIN. IN THE EVENT OF LITIGATION, A COPY OF THIS DOCUMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

GOLD BANC CORPORATION, INC.		BANK ONE, NA
EMPLOYEE STOCK OWNERSHIP PLAN
AND TRUST

BY:	GOLD TRUST COMPANY, AS
TRUSTEE

	By: /s/ Gerald R. Lau	By: /s/ Doug Gallun
	Gerald R. Lau	Doug Gallun
	Vice President	First Vice President

Schedule A

Pledged Stock

Loan Date:          October 1, 2004

Current Principal Balance:        $10,050,000.00

Certificate #	# of Shares
22235	554
22236	100,000
22237	37,936
22238	60,000
22239	60,000
22240	60,000
22241	20,000
22242	20,000
22243	11,661
22244	11,661
22245	11,661
22246	12,274
22247	12,274
22248	12,274
22249	439
22250	100,000
22251	100,000
22252	60,000
22253	60,000
22254	60,000
22255	20,000
22256	20,000

Sub-Total	850,734
Certificate #	# of Shares
22257	20,000
22258	11,661
22259	11,661
22260	11,661
22261	12,274
22262	12,274
22263	12,274
22264	100,000
22265	47,019
22266	60,000
22267	60,000
22268	60,000
22269	20,000
22270	20,000
22271	21,500
22272	11,661
22273	11,661
22274	11,664
22275	12,274
22276	12,274
22277	12,274

Sub-Total	552,132

Total Shares Held by Bank	1,402,866